UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	April 28, 2006
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to a stockholders agreement between Protection One, Inc. (the “Company”) and affiliates of Quadrangle Group LLC (“Quadrangle”), for so long as POI Acquisition, L.L.C. (“POIA”) owns at least 40% of the outstanding shares of the Company’s common stock, it may elect to increase the size of the Company’s Board of Directors (the “Board”) by one director, which it is entitled to designate. On April 28, 2006, POIA elected to increase the size of the Board to six persons and appointed Henry Ormond to the vacancy on the Board created by this action. Mr. Ormond is a vice president and Secretary of POI Acquisition I, Inc. (“POI Acquisition”), a vice president of Quadrangle Group LLC and a managing member of POIA. Mr. Ormond will also serve on the Audit Committee and the Compensation Committee of the Board.

For a description of the Company’s relationship with Quadrangle, POIA and POI Acquisition, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the Securities and Exchange Commission on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: May 22, 2006	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: May 22, 2006	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer